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                            REGISTRATION RIGHTS AGREEMENT


       THIS REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is made as of this 18th day of October, 2000, by and among Digital:Convergence Corporation, a Delaware corporation (the "COMPANY") and NeoMedia Technologies, Inc. (the "INVESTOR").

                                     RECITALS

       WHEREAS, the Investor has been issued 1,415,760 shares (the "INITIAL INVESTOR SHARES") of common stock, $0.01 par value per share (the "COMMON STOCK"), of the Company;

       WHEREAS, the Investor and the Company have entered into a License Agreement, dated as of even date herewith (the "LICENSE AGREEMENT");

       WHEREAS, pursuant to Section 3.5 of the License Agreement, the Company may issue additional shares of the Common Stock to the Investor (all such shares, the "ADDITIONAL INVESTOR SHARES," and, together with the Initial Investor Shares, the "INVESTOR SHARES");

       WHEREAS, the Investor, and the Company desire to be granted and to grant the rights created herein.

       NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties hereto agree as follows:

       1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

            "COMMISSION" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

            "COMMON STOCK" shall mean the Common Stock, $0.01 par value per share, of the Company, as constituted as of the date of this Agreement.

            "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

            "REGISTRATION EXPENSES" shall mean the expenses so described in
       SECTION 4.

            "RESTRICTED STOCK" shall mean the Investor Shares, excluding any such shares of Common Stock which have (a) been registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the

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       registration statement covering them, (b) been sold, transferred or disposed pursuant to Rule 144 under the Securities Act or otherwise or
       (c) ceased to be outstanding.

            "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

            "SELLING EXPENSES" shall mean the expenses so described in
       SECTION 4.

       2. INCIDENTAL REGISTRATION. If the Company at any time after the Company's first firm commitment underwritten public offering proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Restricted Stock for sale to the public), each such time it will give written notice as promptly as reasonably practicable to the Investor of its intention so to do. Upon the written request of the Investor, received by the Company within 30 days after the receipt of any such notice, to register any of its Restricted Stock, the Company will use its best efforts to cause the Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the Investor of such Restricted Stock so registered. In the event that any registration pursuant to this SECTION 2 shall be, in whole or in part, an underwritten public offering of Common Stock and the managing underwriter advises the Company that inclusion of all such Restricted Stock would adversely affect the marketing of the offering, the Company shall allocate the shares of Common Stock to be included in such registration as follows: (A) first, to the person(s) who initiated such registration for all securities requested to be offered by such person(s), (B) second, to the Investor and to any other holders of "piggyback" registration rights requesting inclusion, pro rata on the basis of the number of shares of Restricted Stock and/or Common Stock requested to be included in the registration, (C) third, to the extent of any remaining shares to be included in the registration, to the Company if the Company did not initiate such registration for the sale of securities for its own account, and (D) fourth, to the extent of any remaining shares to be included in the registration, to all other persons requesting shares of Common Stock to be included in the registration, pro rata on the basis of the number of shares of Common Stock requested to be included in the registration. Notwithstanding the foregoing provisions, the Company may withdraw or cease proceeding with any registration statement referred to in this SECTION 2 without thereby incurring any liability to the Investor.

       2A. REGISTRATION ON FORM S-3. The Company shall use its reasonable best efforts to qualify for registration on Form S-3 as soon as legally possible and, thereafter, to maintain such qualification. If at any time after the Company's first firm commitment underwritten public offering (a) the Investor requests that the Company file a registration statement on Form S-3 or any successor form thereto for a public offering of all or any portion of the shares of Restricted Stock held by the Investor, the aggregate proposed offering price of which is not less than $10,000,000 for any such registration, and (b) the Company is a registrant entitled to use Form S-3 or any successor form thereto to register such shares for secondary sales, then the Company

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shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto for public sale in accordance with the method of disposition specified in such notice, the number of shares of Restricted Stock specified in such notice. Notwithstanding the immediately preceding sentence, the required dollar amount for the aggregate proposed offering price shall be reduced from $10,000,000 to $7,000,000 immediately, and without further action by any of the parties hereto, upon the receipt by the Company of the requisite consent to such reduction from the parties to the Amended and Restated Registration Rights Agreement, dated as of April 26, 2000, by and among the Company and the securityholders party thereto. There shall be no limitation on the number of registrations on Form S-3 which may be requested and obtained under this SECTION 2A; PROVIDED, HOWEVER, that in the event that the Company has already effected a registration on Form S-3 pursuant to this SECTION 2A during any 12 month period, any additional registration(s) on Form S-3 requested pursuant to this SECTION 2A during such 12 month period shall be at the expense of the Investor.

       If the method of disposition specified in such notice shall be an underwritten public offering, the Investor may designate the managing underwriter(s) of such offering, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed.

       The Company's obligation to register Restricted Stock pursuant to
SECTION 2A shall not be deemed satisfied in respect of any registration: (i) unless a registration statement covering at least 85% of the shares of Restricted Stock specified in notice received as aforesaid, for sale in accordance with the method of disposition specified by the Investor, shall have become effective, (ii) if after a registration statement has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, resulting in a failure to consummate the offering of Restricted Stock offered thereby, (iii) if after a registration statement has become effective, the offering of Restricted Stock offered thereby is not consummated due to factors beyond the control of the Investor, including, without limitation, in the context of a proposed firm commitment underwriting, the fact that the underwriters have advised the Investor that such Restricted Stock cannot be sold at a net price equal to or above the net price anticipated at the time of filing of the preliminary prospectus, or
(iv) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied through no fault of the Investor. The Company shall be entitled to include in any registration statement referred to in this SECTION 2A, for sale in accordance with the method of disposition specified by the Investor, shares of Common Stock to be sold by the Company for its own account. In the event that any registration pursuant to this SECTION 2A shall be, in whole or in part, an underwritten public offering of Common Stock and the managing underwriter advises the Company that inclusion of all such Restricted Stock would adversely affect the marketing of the offering, the Company shall allocate the shares of Common Stock to be included in such registration as follows: (A) first, to the Investor, (B) second, to the extent of any remaining shares to be included in the registration, to holders of "piggyback" registration rights requesting inclusion, pro rata on the basis of the number of shares of Common Stock requested to be included in the registration, (C) third, to the extent of any remaining shares to be included in the registration, to the Company, and (D) fourth, to the extent of any remaining shares to be included in the registration, to all other persons requesting shares of Common Stock

                                      -3-

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to be included in the registration, pro rata on the basis of the number of shares of Common Stock requested to be included in the registration.

       3. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of SECTION 2 OR SECTION 2A to effect the registration of any shares of Restricted Stock under the Securities Act, the Company will, as expeditiously as possible:

            (a) prepare and, within 90 days after the end of the period within which requests for registration may be given to the Company or in any event as soon thereafter as possible, file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided), PROVIDED that, before filing such registration statement or any amendments thereto, the Company will furnish copies of all such documents proposed to be filed to counsel for the Investor;

            (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

            (c) furnish to the Investor and to each underwriter, if any, such number of copies of the registration statement and of each amendment and supplement thereto (in each case including all exhibits) and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

            (d) use its commercially reasonable efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the Investor or, in the case of an underwritten public offering, the managing underwriter reasonably shall request and to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable the Investor and the underwriter to consummate the disposition in such jurisdictions of the securities; PROVIDED, HOWEVER, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

            (e) use its best efforts to list the Restricted Stock covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

            (f) promptly notify the Investor and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the

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Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of the Investor promptly prepare and furnish to the Investor and to each underwriter, if any, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

            (g) if the offering is underwritten and at the request of the Investor, use its best efforts to furnish on the date that Restricted Stock is delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to the Investor, stating that such registration statement has become effective under the Securities Act and that (A) to the knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements, notes or schedules thereto or other financial, statistical and accounting data or information contained therein) and (C) to such other effects as reasonably may be requested by counsel for the underwriters or by the Investor or its counsel and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to the Investor, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request; and

            (h) make available for inspection by the Investor, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by the Investor or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by the Investor, underwriter, attorney, accountant or agent in connection with such registration statement.

       For purposes of SECTIONS 3(a) and 3(b), the period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of

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Restricted Stock in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Stock covered thereby and 180 days after the effective date thereof.

       In connection with each registration hereunder, the Investor will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

       In connection with each registration pursuant to SECTION 2 OR SECTION 2A, covering an underwritten public offering: (x) the Company and the Investor agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature and (y) the Investor agrees that, upon receipt of any notice (a "SUSPENSION NOTICE") from the Company of the happening of any event rendering statements contained in such registration statement untrue or misleading, the Investor shall forthwith discontinue disposition of Restricted Stock until receipt by the Investor of the supplemented or amended prospectus, or until it is advised in writing (the "ADVICE") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, the Investor will deliver to the Company all copies, other than permanent file copies then in the possession of the Investor, of the prospectus covering such Restricted Stock current at the time of receipt of such notice; provided, however, that in the case of a public offering that is not underwritten such postponement of sales of Restricted Stock by the holders shall not exceed ninety (90) days in the aggregate during any one year period. In the event the Company provides a Suspension Notice, any relevant time period set forth in this Agreement shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Restricted Stock covered by such registration statement shall have received the copies of the supplemented or amended prospectus or the Advice. The Company shall use its best efforts and take such actions as are necessary to render the Advice as promptly as practicable. In any event, the Company shall not be entitled to deliver more than three (3) Suspension Notices in any one year in the case of public offerings that are not underwritten.

       4.   EXPENSES.  All expenses incurred by the Company in complying with
SECTION 2 OR SECTION 2A, including, without limitation, all registration and filing fees, listing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars and costs of insurance, but excluding any Selling Expenses, are called "REGISTRATION EXPENSES." All underwriting discounts, selling commissions and any fees and disbursements of independent public accountants and counsel for the Investor applicable to the sale of Restricted Stock are called "SELLING EXPENSES".

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       The Company will pay all Registration Expenses in connection with each registration statement under SECTION 2 OR SECTION 2A. All Selling Expenses in connection with each registration statement under SECTION 2 OR SECTION 2A, shall be borne by the Investor.

       5.   INDEMNIFICATION AND CONTRIBUTION.

            (a) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Section 2 or Section 2A, the Company will, and hereby does agree to, indemnify and hold harmless the Investor (including its officers and directors and partners), each underwriter of such Restricted Stock thereunder and each other person, if any, who controls the Investor or such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Investor or such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Section 2 or Section 2A, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation or alleged violation by the Company of the Securities Act, Exchange Act or applicable Ablue sky" laws, and will reimburse the Investor, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with written information furnished by the Investor, any such underwriter or any such controlling person specifically for use in such registration statement or prospectus or arise from the Investor's (or any affiliate thereof) failure to deliver a copy of the registration statement or prospectus or any amendments thereafter the Company has furnished the Investor or affiliate.

       (b) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to SECTION 2 OR SECTION 2A, the Investor, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages, liabilities and expenses, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Section 2 or Section 2A, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or

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necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Investor will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with any written information pertaining to the Investor, as such, furnished to the Company by the Investor specifically for use in such registration statement or prospectus; and provided, further, HOWEVER, that the liability of the Investor hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by the Investor under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the proceeds received by the Investor from the sale of Restricted Stock covered by such registration statement.

       (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this SECTION 5 and shall only relieve it from any liability which it may have to such indemnified party under this SECTION 5 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this
SECTION 5 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; PROVIDED, HOWEVER, that (i) if such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld) and (ii) if such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (x) such settlement or compromise contains a full and unconditional release of the indemnified party or (y) the indemnified party otherwise consents in writing; and PROVIDED, FURTHER, HOWEVER, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate

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counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred.

       (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) the Investor when exercising rights under this Agreement, or any controlling person of the Investor, makes a claim for indemnification pursuant to this
SECTION 5 but it is judicially determined that such indemnification may not be enforced in such case notwithstanding the fact that this SECTION 5 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of the Investor or any such controlling person in circumstances for which indemnification is provided under this SECTION 5; then, and in each such case, the Company and the Investor will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the holder on the one hand and of the Company on the other in connection with the statements or omissions that resulted in such loss, claim, damage, or liability as well as any other relevant equitable considerations. The relative fault of the Investor and of the Company shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Investor or by the Company and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; PROVIDED, HOWEVER, that, in any such case, (A) the Investor will not be required to contribute any amount in excess of the public offering price of all such Restricted Stock offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

       6. CHANGES IN COMMON STOCK. If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

       7. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Stock to the public without registration, at all times after 90 days after the effective date of the first registration statement covering a public offering of securities of the Company under the Securities Act, the Company agrees to:

            (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

            (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

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            (c)   furnish to the Investor forthwith upon request a written
statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing the Investor to sell any such securities without registration.

       8. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to you as follows:

            (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or By-laws of the Company or any provision of any indenture, agreement or other instrument to which it or any or its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

            (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

       9.   MISCELLANEOUS.

            (a) No party may assign any of its rights or obligations hereunder by operation of law or otherwise without the prior written consent of the other party.

            (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, addressed to the address of such party set forth on the signature pages hereto, or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of the Investor) or to the Investor (in the case of the Company) in accordance with the provisions of this paragraph.

            (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

            (d) This Agreement may not be amended or modified and no provision thereof may be waived, without the written consent of the Company and the Investor.

            (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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            (f)   If requested in writing by the underwriters, for the
initial underwritten public offering of Common Stock of the Company, the Investor shall agree not to distribute or sell publicly any shares of Restricted Stock or any other shares of Common Stock (other than shares of Restricted Stock or other shares of Common Stock being registered in such offering), without the consent of such underwriters, for a period of not more than 180 days following the effective date of the registration statement relating to such offering; PROVIDED, HOWEVER, that all persons entitled to registration rights with respect to shares of Common Stock who are not parties to this Agreement, all other persons selling shares of Common Stock in such offering, all persons holding in excess of 1% of the capital stock of the Company on a fully diluted basis and all executive officers and directors of the Company shall also have agreed not to sell publicly their Common Stock under the circumstances and pursuant to the terms set forth in this SECTION 9(f).

            (g) Except for registration statements of the Company on Forms S-4, S-8 or any successor thereto or except as described in clause (f) immediately above, or unless the managing underwriter otherwise consents or agrees, the Company agrees, and the Company agrees, in connection with any underwritten registration, to use its reasonable best efforts to cause its affiliates to agree, not to effect any public sale or private offer or distribution of any Common Stock during the ten business days prior to the effectiveness under the Securities Act of any underwritten registration and during such time period after the effectiveness under the Securities Act of any underwritten registration (not to exceed 120 days) (except, if applicable, as part of such underwritten registration) as the Company and the managing underwriter agree.

            (h)   Notwithstanding the provisions of Section 2, Section 2A, or
Section 3(a), the Company's obligation to file a registration statement, or cause such registration statement to become and remain effective, shall be suspended for a period not to exceed 105 days if (i) at the time the Company is obligated to file a registration statement, the Company or any of its affiliates are engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the Board of Directors of the Company determines in good faith that such disclosure would be materially detrimental to the Company and its stockholders or would have a material adverse effect on any such confidential negotiations or other confidential business activities, or (ii) prior to receiving a request to file a registration statement, the Board of Directors had determined to effect a registered underwritten public offering of the Company's securities for the Company's account and the Company had taken substantial steps (including, but not limited to, selecting a managing underwriter for such offering) and is proceeding with reasonable diligence to effect such offering. A deferral of the filing of a registration statement pursuant to this Section 9(h) shall be lifted, and the requested registration statement shall be filed forthwith, if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the negotiations or other activities are disclosed or terminated, or, in the case of a deferral pursuant to clause (ii) of the preceding sentence, the proposed registration for the Company's account is abandoned. In order to defer the filing of a registration statement pursuant to this
Section 9(h), the Company shall promptly (but in any event within 10 days), upon determining to seek such deferral, deliver to the Investor a certificate signed by an executive officer of the Company stating that the Company is deferring such filing pursuant to this Section 9(h) and a general statement of the reason for such deferral and an approximation of the anticipated delay.

            (i) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

            (j)   This Agreement shall terminate upon the earlier to occur of
(i) such date on or after the closing of the Company's first firm commitment underwritten public offering as all shares of Restricted Stock held may immediately be sold pursuant to Rule 144 under the Securities Act during any 90-day period or (ii) the twelfth anniversary of this Agreement.

            (k)   ENTIRE AGREEMENT.   This Agreement is intended by the
parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings with respect to such subject matter.

            (l) HEADINGS. The headings in this Agreement are for convenience and reference only and shall not limit or otherwise affect the meaning hereof.

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                                      -12-

       IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.


                                    COMPANY

                                    DIGITAL:CONVERGENCE CORPORATION


                                    By: /s/ J. Jovan Philyaw
                                       -----------------------------------
                                    Name:   J. Jovan Philyaw
                                    Title:  Chairman & C.E.O.

                                    Address:  9101 N. Central Expressway
                                              6th Floor
                                              Dallas, Texas 75231
                                              Attention: Chief Financial Officer
                                              Telephone: (214) 292-6000
                                              Telecopy:  (214) 292-6914
















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

                                    INVESTOR

                                    NEOMEDIA TECHNOLOGIES, INC.


                                    By: /s/ Charles W. Fritz
                                       --------------------------------------
                                    Name:   Charles W. Fritz
                                    Title:  Chairman and CEO

                                    Address:  2201 Second St., Ste. 600
                                              Ft. Myers, FL 33901
                                              Telephone: (941) 337-3434
                                              Telecopy:  (941) 337-3361


















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